SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2006

SIMON PROPERTY GROUP, INC.

Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

115 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 1.01   Entry into a Material Definitive Agreement.

At the 2006 Annual Meeting of Stockholders of Simon Property Group, Inc. (“SPG”) held on May 11, 2006, SPG’s stockholders voted to approve the amended Simon Property Group, L.P. 1998  Stock Incentive Plan (the “Plan”). The Plan was adopted by SPG’s Board of Directors on February 27, 2006, subject to stockholder approval, and became effective with such stockholder approval on May 11, 2006. The Plan will expire by its terms on September 23, 2008. The Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units to officers, key employees, eligible directors (as defined in the Plan), advisors and consultants of SPG and its affiliates.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, which was filed as Appendix B to SPG’s Definitive Proxy Statement for its 2006 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 4, 2006, and is incorporated herein by reference.

ITEM 9.01   Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Simon Property Group, L.P. 1998 Stock Incentive Plan, as amended (incorporated by reference to Appendix B to SPG’s Definitive Proxy Statement filed on April 4, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 11, 2006

SIMON PROPERTY GROUP, INC.

By:	/s/ STEPHEN E. STERRETT
Stephen E. Sterrett,
Executive Vice President and
Chief Financial Officer